Exhibit 99.1

KAISER GROUP HOLDINGS, INC.
12303 Airport Way, Suite 125
Broomfield, Colorado  80021

FOR IMMEDIATE RELEASE

Press Contact and Investor Contact:

John T. Grigsby, Jr.

720/889-2770

KAISER GROUP HOLDINGS ANNOUNCES
DATE OF REDEMPTION FOR PREFERRED STOCK AND
DATE OF ANNUAL MEETING OF SHAREHOLDERS

BROOMFIELD, CO January 13, 2004 - Kaiser Group Holdings, Inc. (OTCBB:  KGHI) announced today that February 16, 2004 is the date of redemption of $5,276,260 liquidation preference of its Series 1 Redeemable Cumulative Preferred Stock.  The redemption will be on a pro rata basis, in accordance with the terms of the Series 1 Redeemable Cumulative Preferred Stock, which requires at least 30 days’ notice of the redemption.  The Company also announced today that it will hold its annual meeting of shareholders on Wednesday, May 5, 2004 at 10:30 a.m. in the auditorium at 9302 Lee Highway, Fairfax, Virginia, 22031.